                    RESOLUTIONS TO CLARIFY THAT EQUITY AWARDS
            CARRY A LEGAL RIGHT TO AN ANTIDILUTION ADJUSTMENT IN THE
                        EVENT OF AN EQUITY RESTRUCTURING
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          WHEREAS, the Corporation has granted stock options and other equity awards under its equity compensation plans, which awards remain outstanding at the date hereof;

          WHEREAS, this Committee is empowered under the terms of its Charter and the Corporation's equity compensation plans to set the terms of equity awards and to interpret the terms of the plans and equity award agreements, and to take other action with respect to the equity award plans and outstanding awards;

          WHEREAS, the Corporation has intended that any equity restructuring that affects the value of common stock held by a stockholder would result in an adjustment to each outstanding equity award in a way that preserves, without enlarging, the value of the award and the rights of the employee and other plan participants holding the award, and the Committee believes that each plan participant currently holding an award has a legal right to such an adjustment (with the manner in which the adjustment is made to be determined by the Corporation), and that the Corporation has a reciprocal legal right to make such an adjustment in order to prevent enlargement of the participant's rights with respect to such equity award;

          WHEREAS, changes in accounting standards applicable to equity awards could require the Corporation to recognize substantial and unpredictable amounts of accounting expense in the event of an adjustment to outstanding equity awards in connection with an equity restructuring if the adjustment were deemed to be in the discretion of the Corporation and not pursuant to a preexisting legal right of the participant;

          WHEREAS, this Committee desires to take action confirming that participants and the Corporation have a legal right to an appropriate adjustment to outstanding equity awards in the event of an equity restructuring, and to take action clarifying and formalizing such rights;
     and

          WHEREAS, at the time the Committee is taking this action no equity restructuring is contemplated by the Corporation.

          NOW, THEREFORE, BE IT RESOLVED, that the Corporation hereby acknowledges and confirms that each

     participant who has been granted an equity award under the Corporation's equity award plans that remains outstanding, or is hereafter granted such an equity award, has and shall have a legal right to an adjustment to such equity award in the event of an equity restructuring of the Corporation, with any such adjustment preserving the rights of the participant with respect to such equity award without enlarging such rights; and further

          RESOLVED, that for purposes of these resolutions, (i) an "equity award" means any "share-based payment arrangement" as defined under
     Statement of Financial Accounting Standards No. 123R ("FAS 123R"), which may include cash-denominated and cash-settled awards, linked to any class of the Corporation's common stock or other equity securities of the
     Corporation; (ii) an "equity restructuring" has the meaning as defined under FAS 123R; and (iii) "equity award plans" mean the following:

     o    2000 Stock Award and Incentive Plan

     o    2000 Supplemental Stock Award Plan

     o    2000 Stock Option Plan for Non-Employee Directors

     o    Directors Annual Stock Award Pool

     o    1997 Employee Stock Option Plan

     o    1997 Employee Stock Option Plan for The Netherlands

     o    Employee Stock Option Plan of 1992

     o    Employee Stock Option Plan of 1992 for The Netherlands

     o    1990 Stock Option Plan for Non-Employee Directors

     o    Employee Stock Option Plan of 1988

     o    Employee Stock Option Plan of 1988 for The Netherlands

     o    Global Employee Stock Purchase Plan

     o    Deferred Compensation Plan

     o    Any other plan or program of the Corporation or its subsidiaries under which equity awards are outstanding, including individual equity awards, equity awards under employment agreements, awards under predecessors to any of plans listed above, rights in the nature of equity awards (e.g., deferred shares) under any deferred compensation plan or arrangement, and awards of acquired businesses assumed by the
          Corporation or its subsidiaries; and further

          RESOLVED, that, if an adjustment is required under the terms of an equity award, the manner in which such adjustment will be implemented shall be determined by this Committee or other authorized representatives of the
     Corporation, provided that as implemented such adjustment shall meet the standard of preserving, without enlarging, the rights of the participant holding the equity award. In making such an adjustment, the number and kind of shares underlying an equity award may be adjusted, as well as any exercise or purchase price, any performance condition tied to the market price of Common Stock, and any other term of the equity award, and, in making such adjustment, the Committee will take into account any distribution of cash, shares or other property or other value received by the participant in connection with the equity restructuring or other extraordinary transaction in respect of the outstanding equity award; and
     further

          RESOLVED, that, if any plan or equity award has terms that reserve the right of the Corporation to terminate the equity award upon a merger or similar transaction in which holders of common stock before the transaction will not be holders of publicly traded equity securities after the transaction, that reserved right takes precedence over the more general right to an adjustment specified in the these resolutions; and further

          RESOLVED, that any right to an adjustment to an outstanding equity award authorized by these resolutions in excess of the participant's preexisting right to such an adjustment of such equity award shall not apply in the case of any equity restructuring contemplated (as such term is used in paragraph 54 of FAS 123R) at the time of adoption of these resolutions; and further

          RESOLVED, that, to the extent that any agreement evidencing an outstanding equity award does not currently explicitly so provide, such agreement is hereby amended to state:

          The participant has a legal right to an adjustment to this equity award in the event of an equity restructuring of the Corporation, which adjustment shall preserve, without enlarging, the value of the equity award to the participant, subject to and in accordance with the resolutions of the Compensation Committee of the Board of Directors of
          International Flavors & Fragrances Inc. adopted January 29, 2007; and
          further

          RESOLVED, that the appropriate officers of the Corporation are authorized and directed to take such other steps as they deem necessary or appropriate to implement these resolutions, and the actions of such officers in furtherance of these resolutions are hereby ratified and approved.